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                                                                    EXHIBIT 1.3

                                [crescent logo]

                        CRESCENT FINANCIAL CORPORATION

                            SUBSCRIPTION AGREEMENT

   Subject to the terms of the subscription offering described in the Crescent
Financial Corporation prospectus dated             , 2002, I hereby subscribe
for the number of shares of common stock of Crescent Financial Corporation, a North Carolina corporation ("Crescent") set forth below for a purchase price of
$     per share. Enclosed with this Subscription Agreement is my check or money
order made payable to "Crescent Financial Corporation" evidencing $     for
each share subscribed for, which funds are to be held in escrow as described in Crescent's prospectus.

   I understand that my subscription is conditioned upon acceptance by Crescent. I further understand that Crescent, in its sole discretion, may reject my subscription in whole or in part and may allot to me fewer shares than I have subscribed for. In the event the subscription offering is terminated, funds paid under this Subscription Agreement will be returned to me with no interest earned.

   I certify that I have read the prospectus and that I am relying on no representations other than those set forth in the prospectus. I understand that when this Subscription Agreement is executed and delivered, it is irrevocable and binding upon me. I further understand and agree that my right to purchase shares hereunder may not be assigned or transferred to any third party without the express written consent of Crescent.

            I HAVE READ AND UNDERSTAND THIS SUBSCRIPTION AGREEMENT.

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

----------------------------- -----------------------------
Signature *                   Additional Signature
                              (if required)

-----------------------------
Date
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* If joint tenancy, tenancy-by-the-entirety or tenants in common is desired, both names and signatures are required; if a corporation, this Agreement must be executed by its president; if a trust, by all trustees; if by a partnership, by any general partner.

                       Please complete the reverse side.

Accepted by:
CRESCENT FINANCIAL CORPORATION

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
        By:         -------------------------

                    Name: _________________   Date: _________________

                    Title: ________________
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                        CRESCENT FINANCIAL CORPORATION

                            STOCK REGISTRATION FORM

                                (Please Print)

Number of Shares Subscribed: ________________________________________________

Aggregate Price Included ($   per share): ___________________________________

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Name(s) in which stock is to be registered

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Address (Street or Post Office Box)

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City, State and Zip Code

              (    )                    (    )
              ------------------------- -------------------------
              Daytime Phone             Evening Phone

              -------------------------
              Taxpayer I.D. (Social     -------------------------
                Security Number)        Email Address

          Legal form of ownership:

          [_] Individual                [_] Joint Tenants with Right
                                            of Survivorship
          [_] Tenants in Common         [_] Uniform Transfers to
                                            Minors
          [_] Tenancy-by-the-entirety   [_] Other: ________________

                        CRESCENT FINANCIAL CORPORATION
                        Attention: Corporate Secretary
                             1005 High House Road
                          Cary, North Carolina 27513

   Any questions concerning subscriptions or the subscription offering may be
directed to the above address or to              at (919) 460-7770.